Registration No. 33-86548
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                               RENTRAK CORPORATION
             (Exact name of registrant as specified in its charter)

             Oregon                                      93-0780536
     (State of incorporation)                  (IRS Employer Identification No.)

                           7700 N.E. Ambassador Place
                             Portland, Oregon 97220
                                 (503) 284-7581
   (Address and telephone number of registrant's principal executive offices)

                                   F. Kim Cox
                             President and Secretary
                               Rentrak Corporation
                           7700 N.E. Ambassador Place
                             Portland, Oregon 97220
                            Telephone (503) 284-7581
           (Name, address, and telephone number of agent for service)





                                 DEREGISTRATION





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


                                 DEREGISTRATION

      Pursuant to Registration Statement on Form S-3 (No. 33-86548) filed with the Securities and Exchange Commission on November 21, 1994, Rentrak Corporation, an Oregon corporation, registered 1,888,950 shares of common stock, $0.001 par value per share, for resale by the selling shareholders named therein. The Registration Statement is hereby amended to deregister the 747,500 shares of common stock, $0.001 par value per share, of Rentrak Corporation remaining unsold.

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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, state of Oregon, on the 26th day of July, 2004.



                                           RENTRAK CORPORATION
                                           (Registrant)


                                           By  /s/ F. Kim Cox
                                               --------------------------------
                                               F. Kim Cox
                                               President and Secretary

      Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed by the following persons in the capacities indicated as of the 26th day of July, 2004.



                  Signature                           Title
                  ---------                           -----
Principal Executive Officer and Director:


/s/ Paul A. Rosenbaum
------------------------------------       Chairman and Chief Executive Officer,
Paul A. Rosenbaum                          Director


Principal Financial and Accounting Officer:


/s/ Mark L. Thoenes
------------------------------------       Senior Vice President and Chief
Mark L. Thoenes                            Financial Officer


A majority of the Board of Directors:


/s/ Cecil D. Andrus
------------------------------------       Director
Cecil D. Andrus


/s/ George H. Kuper
------------------------------------       Director
George H. Kuper

/s/ Joon S. Moon
------------------------------------       Director
Joon S. Moon


------------------------------------       Director
James G. Petcoff


/s/ Stanford C. Stoddard
------------------------------------       Director
Stanford C. Stoddard


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